Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation in this Registration Statement on Form S-1, Amendment No. 1 of our report dated March 16, 2006, relating to the financials statements for the year ended December 31, 2005 included in this form S-1 Amendment.

We also consent to the reference to our firm under the heading “Experts” appearing elsewhere herein.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
October 20, 2008